Consent of Independent Registered Public Accounting Firm

TransEnterix, Inc.
Morrisville, North Carolina
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-209485, No. 333-209486, No. 333-217865, No. 333-222103, No. 333-224049, No. 333-236200 and No. 333-236337) and Form S-8 (No. 333-161291, No. 333-190184, No. 333-191011, No. 333-193234, No. 333-197908, No. 333-203950, No. 333-211972, No. 333-219111, No. 333-225231 and No. 333-231078) of TransEnterix, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements, and the effectiveness of TransEnterix, Inc.’s internal control over financial reporting, which appear in this Form 10-K. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of TransEnterix, Inc.’s internal control over financial reporting as of December 31, 2019.

/s/ BDO USA, LLP

Raleigh, North Carolina
March 16, 2020